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                                                                     EXHIBIT 4.4

                                   TUNES.COM INC.
                               1997 STOCK OPTION PLAN
                     (AS AMENDED AND RESTATED __________ 1999)

       1.     ESTABLISHMENT AND PURPOSE.

              (a) ESTABLISHMENT. The Tunes.com Inc. 1997 Stock Option Plan, initially adopted and effective on May 19, 1997, is amended and restated in its entirety hereby and is renamed the Tunes.com Inc. 1997 Stock Option Plan (As Amended and Restated __________ 1999). Options granted under the Plan may be Incentive Stock Options (as defined under Section 422 of the Code) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

              (b)    PURPOSE.   The purposes of this Plan are to attract and
       retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

       2. DEFINITIONS. As used herein, the following definitions shall apply:

              (a) "Administrator" means the Board and/or any Committee appointed by the Board pursuant to Section 4 of the Plan.

              (b) "Affiliate" means a parent or subsidiary corporation as defined in the applicable provisions (currently Section 424(e) and (f), respectively) of the Code.

              (c) "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

              (d) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

              (e)    "Board" means the Board of Directors of the Company.

              (f)    "Code" means the Internal Revenue Code of 1986, as amended.

              (g) "Committee" means a committee appointed by the Board to administer the Plan in accordance with Section 4 hereof, and to perform the functions set forth herein.


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              (h)    "Common Stock" means the Common Stock of the Company.

              (i)    "Company" means Tunes.com Inc., a Delaware corporation.

              (j) "Consultant" means any person or entity, including an advisor, who is engaged by the Company or any Affiliate to render consulting or advisory services and is compensated for such services.

              (k) "Director" means a member of the Board of Directors of the Company or any of its Affiliates.

              (l) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

              (m) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate designated by the Administrator as eligible to receive Options subject to the conditions set forth herein. For purposes hereof, "Employee" shall also include individuals who have not commenced employment with the Company but have received an offer of employment with the Company. A person shall not cease to be an Employee in the case of (i) any leave approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of ISOs, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence as provided by the Company is not so guaranteed, on the 181st day of such leave any ISO held by the Optionee shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

              (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market or SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable;

                     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean


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              between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                     (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

              (p) "Incentive Stock Option" or "ISO" means an Option satisfying the requirements of Section 422 of the Code and designated by the Administrator as an Incentive Stock Option.

              (q) "Nonstatutory Stock Option" or "NSO" means an Option that is not an Incentive Stock Option.

              (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

              (s)    "Option" means a stock option granted pursuant to the Plan.

              (t) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

              (u) "Optioned Stock" means the Common Stock subject to an Option.

              (v) "Optionee" means a person or entity to whom an Option has been granted under the Plan.

              (w)    "Parent" means a "parent corporation" within the meaning of
       Section 424(e) of the Code, whether now or hereafter existing.

              (x) "Plan" means the Tunes.com Inc.1997 Stock Option Plan, as amended and restated hereby.

              (y)    "Plan Year" shall be a calendar year.

              (z)    "Section 16(b)" means Section 16(b) of the Exchange Act.

              (aa) "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.


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              (bb)   "Stock Exchange" means any stock exchange or stock market
included in a consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

              (cc) "Subsidiary" means a "subsidiary corporation" within the meaning of Section 424(f) of the Code, whether now or hereafter existing.

              (dd) "Ten-Percent Stockholder" means an Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b) (6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any Affiliate.

       3. STOCK SUBJECT TO THE PLAN. Subject to Section 11 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,550,000. The Shares may be authorized, but unissued or reacquired Common Stock. If an Option expires, is canceled, surrendered (without exercise) or otherwise become unexercisable for any reason, the Shares allocable to the canceled, surrendered or otherwise terminated Option may again be the subject of Options granted hereunder (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option or any withholding taxes due with respect to such exercise shall be treated as not issued and shall continue to be available under the Plan.

       4.     ADMINISTRATION.

              (a) ADMINISTRATOR. The Plan shall be administered by the Board and/or by a duly appointed Committee of the Board having such powers as shall be specified by the Board. A majority of a quorum of the Board or Committee, as the case may be, may authorize any action in connection with the Plan or any Agreement issued in respect thereof.

              (b) COMPLIANCE WITH SECTION 162(m) OF THE CODE. In the event that the Company is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended, and the regulations promulgated thereunder ("Section 162(m)"), the Company may establish a committee of outside directors meeting the requirements of
       Section 162(m) to approve the grant of Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

              (c) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:


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                     (i)    to determine the Fair Market Value;

                     (ii) to select Employees, Directors and/or Consultants to whom Options may from time to time be granted hereunder;

                     (iii) to determine the terms and conditions of any Option granted hereunder, including, without limitation, the exercise price, the time when Options may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                     (iv) to determine the number of shares of Common Stock to be covered by each such Option granted hereunder;

                     (v) to approve forms of agreement for use under the Plan;

                     (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder;

                     (vii) to determine whether and under what circumstances an Option may be settled in cash under Section 9(e) instead of Common Stock;

                     (viii) in order to fulfill the purposes of the Plan
              and without amending the Plan, to modify grants of Options to participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs;

                     (ix) to allow Optionees to satisfy withholding tax obligations as contemplated by Section 10 hereof;

                     (x) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but without limitation, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective;

                     (xi) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;


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                     (xii)  to exercise its discretion with respect to the
              powers and rights granted to it as set forth in the Plan; and

                     (xiii) generally, to exercise such powers and to perform
              such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

              (d) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final, binding and conclusive upon the Company and its Affiliates, the Optionees and all other persons having any interest therein.

              (e) INDEMNIFICATION. The Administrator shall not be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnity the Administrator for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

       5.     ELIGIBILITY.

              (a) Nonstatutory Stock Options may be granted to Employees, Directors or Consultants. Incentive Stock Options may be granted only to Employees.

              (b) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.
       However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

              (c) The aggregate number of Options that may be granted to any Optionee under the Plan shall not exceed fifty percent (50%) of the aggregate number of Shares referred to in Section 3 hereof.

              (d) Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee's relationship as an Employee, Director or


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       Consultant with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate such relationship at any time, with or without cause.

       6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

       7. TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder), or such shorter term as the Administrator may, subsequent to the granting of any Option, provide.

       8.     OPTION EXERCISE PRICE AND CONSIDERATION.

              (a) EXERCISE PRICE. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

                     (i)    In the case of an Incentive Stock Option

                            (aa) granted to an Employee who is a Ten-Percent Stockholder, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                            (bb) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

                     (ii) In the case of a Nonstatutory Stock Option granted to an Employee, Director or Consultant, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

                     (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

              (b) PAYMENT OF OPTION PRICE. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of: (i) cash or check, (ii) promissory note, (iii) other Shares owned by the Optionee which (A) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender, or such other period as may be required to avoid a charge to the Company's


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       earnings, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, or (v) such other consideration and method of payment for the issuance of Shares that may be permitted under Applicable Laws.

                     The Administrator shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the Shares acquired on exercise of the Option and/or with other collateral acceptable to the Company. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

       9.     EXERCISE OF OPTION.

              (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including times and conditions based performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share.

                     An Option shall be deemed to be exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

                     Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

              (b) TERMINATION OF RELATIONSHIP AS EMPLOYEE, DIRECTOR OR CONSULTANT. If an Optionee ceases to be an Employee, Director or Consultant, as the case may be, such Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in


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       no event later than the expiration of the term of the Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination, which period may be extended for an additional three (3) months at the discretion of the Administrator. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise an Option vested at the time of termination within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. No termination shall be deemed to occur if (i) the Optionee is a Consultant or Director who becomes an Employee within the time specified herein; or (ii) the Optionee is an Employee who becomes a Consultant or Director who is not also an employee, within the time specified herein. Notwithstanding the foregoing, if an Optionee ceases to be an Employee, Director or Consultant because of such Optionee's violation of his or her duties to the Company, as conclusively determined by the Administrator in its sole discretion, all of such Optionee's unexercised Options shall immediately terminate thirty (30) days after the date of termination.

              (c) DISABILITY OF OPTIONEE. If an Optionee ceases to be an Employee, Director or Consultant as a result of Optionee's Disability, the Optionee may within six (6) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise an Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee is not entitled to exercise the Option on the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (d) DEATH OF OPTIONEE. If an Optionee dies while an Employee, Director or Consultant, or within thirty (30) days following the termination of the Optionee's employment, the Option may be exercised at any time within six (6) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), to the extent the Optionee was vested on the date of death. If, at the time of death, Optionee is not vested as to the entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or under the laws of descent and distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

              (e) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.


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       10.    WITHHOLDING TO SATISFY TAX OBLIGATIONS.

              (a) PERMITTED METHODS. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this Section
       10. When an Optionee incurs tax liability in connection with an Option, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (i) by cash payment; (ii) out of Optionee's current compensation; (iii) if permitted by the Administrator, in its discretion, by surrendering to the Company Shares that (A) in the case of Shares previously acquired from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to or less than Optionee's marginal tax rate times the ordinary income recognized; or (iv) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, if any, that number of Shares having a Fair Market Value equal to the amount of withholding due. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.

              (b) PROCEDURES FOR STOCK WITHHOLDING. All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions: (i) the election must be made on or prior to the applicable tax withholding date; (ii) once made, the election shall be irrevocable as to the particular Shares of the Option as to which the election is made; (iii) all elections shall be subject to the consent or disapproval of the Administrator; (iv) if the Optionee is an Officer, Director or greater than Ten-Percent Stockholder within the meaning of Rule 16a-2 under the Exchange Act ("Reporting Person"), the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from
       Section 16 of the Exchange Act with respect to Plan transactions.

       11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR CERTAIN OTHER TRANSACTIONS.

              (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the number and class of shares of Common Stock with respect to which Options may be granted under the Plan, the number and class of Shares of Common Stock which are subject to outstanding Options granted under the Plan, and the purchase price per Share of Common Stock , if applicable, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company. The conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Any such adjustment in the Shares subject to outstanding


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       Incentive Stock Options (including any adjustments in the purchase price)
       shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code. Adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option. If, by reason of a change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock, such new, additional or different shares shall thereupon be subject to all of the conditions which were applicable to the Shares subject to the Option, as the case may be, prior to such Change in Capitalization.

              (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee at least fifteen (15) days prior to the effective date of such proposed action. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

              (c) MERGER OR SALE OF ASSETS. If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization (other than a merger or reorganization which constitutes a "Change of Control," as defined in subparagraph (e) below) where the successor corporation issues its securities to the Company's stockholders, or in the event of a sale of all or substantially all of the Company's assets or otherwise, then each outstanding Option shall be assumed or an equivalent option or rights shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume the Option or to substitute an equivalent option, in which case such Option shall terminate upon the consummation of the merger or sale of assets.

              (d) CERTAIN DISTRIBUTIONS. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

              (e) CHANGE OF CONTROL. Upon the occurrence of an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rules 13d 3 and 13d 5 under the Securities Exchange Act of 1934), directly or indirectly, of more than 50% of the combined voting power of the Company's capital stock ordinarily having the right to vote at an election of directors (such occurrence, a "Change of Control"), all or any part of the unexpired and unexercised Options granted to an Employee, Director or


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       Consultant may be exercised in full (whether or not such Options were otherwise then exercisable).

       12. NON-TRANSFERABILITY OF OPTIONS. Except as otherwise provided in this Section, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than (i) by will or by the laws of descent or distribution, and (ii) pursuant to a domestic relations order issued by a court with jurisdiction over the Optionee. In no event, however, will an Option be transferable if such transfer is prohibited by the securities laws or regulations of any state, including but not limited to the State of California. Notwithstanding the foregoing, the Administrator may, in its discretion, authorize all or a portion of the Options to be granted to an Optionee to be transferred by such Optionee to (i) the spouse, children or grandchildren of such Optionee ("Immediate Family Members"), (ii) a trust of trusts for the benefit of an Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided, that (x) there is no consideration for such transfer, (y) the Option Agreement expressly provides for the transfer of the Options in accordance with this Section, and
(z) subsequent transfers of such Options are prohibited except by or in accordance with the laws of descent or distribution, or (iv) such other persons or entities as the Administrator permits.

       In consideration for authorizing the transferability of an Option, the Administrator may impose such restrictions on the sale of the Option Shares underlying the transferred Option as it deems appropriate after considering the facts and circumstances of the Option transfer.

       Options which have been transferred shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that for purposes of this Plan, the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 9 hereof shall continue to be applied with respect to the original transferor, following which the Options shall be exercisable by the transferee only to the extent and for the periods specified in Section 9. In no event shall the Company be obligated to provide notices to an Option transferee of any of the events specified in Section 9 or of any other event or circumstance which may relate to the transferred Option.

       13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee, Director or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

       14.    AMENDMENT AND TERMINATION OF THE PLAN.

              (a) AMENDMENT AND TERMINATION. The Board or the Administrator may at any time amend, alter, suspend or terminate the Plan.


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

              (b) STOCKHOLDER APPROVAL. To the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

              (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

       15.    CONDITIONS UPON ISSUANCE OF SHARES.

              (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any Stock Exchange.

              (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to (i) represent and warrant to the Company in writing at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law, and (ii) if the Company is subject to
       Section 12 of the Exchange Act as a "Reporting Company," that such Shares will not be sold or transferred other than pursuant to an effective registration thereof under the Exchange Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or, if the Company is not subject to
       Section 12 of the Exchange Act, execute a stock restriction agreement, in such form as shall be approved by the Administrator, containing certain restrictions on the transferability of the shares to be issued upon the exercise of such Option, certain obligations with respect to the repurchase of such shares by the Company and/or its stockholders upon the occurrence of certain specified events, and such other terms and conditions as the Administrator may determine are in the best interests of the Company and its stockholders. In any event, the certificates evidencing Shares shall be appropriately legended to reflect their status as restricted securities.



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


       16.    REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

              (a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Illinois.

              (b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all Applicable Laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator.

              (c) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

              (d) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Administrator shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

              (e) The Administrator may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

       17. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

       18. AGREEMENTS. Options shall be evidenced by written agreements in such form as the Administrator shall approve from time to time.

       19. STOCKHOLDER APPROVAL. The Plan, as amended and restated, shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is so amended and restated. Such stockholder approval shall be obtained in the degree and manner required under Applicable Law. All Options issued under the Plan shall become void in the event such approval is not obtained.


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